AMENDMENT NO. 1

                             PARTICIPATION AGREEMENT

     Amendment No. 1, effective October ___, 2009 to The Participation Agreement, (the "Agreement"), dated May 1, 2003 by and among MONY Life Insurance Company, a New York stock life insurance company, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto, as may be amended from time to time (each account hereinafter referred to as the "Account"), ProFunds, a Delaware business trust, and ProFund Advisors LLC, a Maryland limited liability company (collectively, the "Parties").

     WHEREAS, MONY Life Insurance Company merged with AXA Financial, Inc., the parent company of AXA Equitable Life Insurance Company ("AXA Equitable"), a New York Life Insurance Company; and

     WHEREAS, the Parties wish to add AXA Equitable as a Party to the Agreement.

     The Parties hereby agree to amend the Agreement as follows:

     1. ADDITIONAL PARTY. AXA Equitable is hereby added as a party to the Agreement and the defined term "Company" shall be deemed to include AXA Equitable.

     2. SCHEDULE A. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached "Schedule A".

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

PROFUNDS                                    PROFUND ADVISORS LLC


By: ________________________________        By: ________________________________
Name:                                       Name:
Title:                                      Title:


AXA EQUITABLE LIFE INSURANCE                MONY LIFE INSURANCE COMPANY,
COMPANY, on behalf of itself and its        on behalf of itself and its
separate accounts                           separate accounts


By: ________________________________        By: ________________________________
Name:                                       Name:
Title:                                      Title:


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                                   SCHEDULE A

ACCOUNTS:

MONY Variable Account A
AXA Equitable Separate Account 49
AXA Equitable Separate Account 65

CONTRACTS:

(1) Flexible Payment Variable Annuity (MONY Variable Annuity)

(2) Flexible Payment Variable Annuity (MONY C Variable Annuity)

(3) Flexible Payment Variable Annuity (MONY L Variable Annuity) and

(4) Flexible Payment Variable Annuity (MONY Custom Master)

(5) Retirement Cornerstone Series

DESIGNATED PORTFOLIOS:

All ProFunds Portfolios


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